Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Fortress Biotech, Inc.

Bar Harbor Islands, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 31, 2021, relating to the consolidated financial statements as of and for the period ended December 31, 2020 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Boston, Massachusetts

February 10, 2023